FLEET FRANCHISE AGREEMENT

THIS AGREEMENT is made this 10th day of March 2014, by and between World Moto Inc., a Nevada Corporation with its principal place of business located at Pathumthani, Thailand (the "Franchisor") and Mobile Advertising Ventures Ltd., a Thailand limited company with its principal place of business located at Bangkok, Thailand (the "Franchisee") together the Parties ("Parties"). For purposes of simplicity, the Franchisor may sometimes be referred to as "us", "we" or "the Company" and the Franchisee may sometimes be referred to as "you".

1. INTRODUCTION AND GRANT OF FRANCHISE

A.

Introduction. Franchising is a method of distributing goods or services in a consistent manner. The customer expects a similar experience at a franchised business, regardless of its location or operator. By signing this Agreement, you acknowledge the importance of these concepts, and agree to participate in Yes retail delivery, which promotes a uniform method of purchase and delivery throughout the world. You understand that the company may change these methods as necessary to meet consistent global demand, and you agree to update your infrastructure and personell as required. You recognize that a uniform presentation of the Yes Image is critical to the customer's perception of Yes, and that you agree to contribute to that perception by operating your delivery services in compliance with this Agreement and the Yes system. You agree to actively distribute the Yes software platform to your customers, and to source products offered within that system from reputable vendors offering acceptable and consistent quality. You agree to find local suppliers for all Yes standard products, or work with the Company to certify substitute products where exact brands or styles are not readily available. You agree to obtain written approval from the Company before listing any regional products you may wish to carry, and to clearly designate those regional products within the Yes system as "only locally available" in any manner that the Company specifies. You accept that that manner may change from time to time based on the needs of the Franchisor, and you agree to comply promptly with all requirements. You agree to operate your purchase and delivery services in a way that recognizes your responsibility to provide value to Yes customers, and provide exceptional customer service, and promote the positive image of Yes throughout your region of operation.

The Company agrees to provide you a recognized brand, prompt assistance with product selection and merchandising approvals, and software and operational systems to meet the needs of Yes customers (collectively the "Yes System"). In service to this agreement and the company's operations, the Company owns, uses, promotes and licenses certain logos, trade names, trademarks, service marks and other commercial symbols, and applications related thereto, including but not limited to "Yes", "World Moto" and "Wheelies" (collectively, the "Marks"), and the confidential information, copyrights, and business format and related property rights which comprise the Yes System. We may change, modify or improve the Yes System from time to time to enhance the operations of the Yes delivery platform. All improvements and additions you, we or anyone else makes to the Yes System, whenever made or used in connection with the Yes System, will inure to us and become our sole property.

B.	Grant of Franchise

(1)

Grant. You have applied for a fleet franchise privilege (the Franchise) in a region with negligible motorcycle transport services for hire. The region you have specified is the Federal Territory of Kuala Lumpur, Malaysia, exclusive of the surrounding suburban areas of the Klang Valley (hereinafter called "the Region"). The Company has approved your application in reliance upon all of the representations and warranties you have made to us in connection with this Agreement. Subject to the provisions of the Agreement, and in reliance on such representations and warranties, we hereby grant to you, effective upon the execution of this Agreement, a fleet franchise privilege to operate Yes delivery services in the Region, and to use the Yes System and the Marks in operating the Yes delivery services, for a term of ten (10) years, beginning on the date of the first commercial service delivery of any Yes product. Termination or expiration of this Agreement will constitute a termination or expiration of the Franchise. Except as otherwise provided by the company in writing, you may not conduct your business pursuant to this Agreement from any location outside the Region. Additionally, we grant to you the right to use any Wheelies products you may now own or may come to own in the future for the purpose of direct advertising for Yes within the Region. This right does not extend to any 3rd party advertising or the use of any trademark or logo, except the Marks defined in section 4. Any prospective Wheelies advertising campaign in which you wish to engage under the terms of this provision must be approved by the Company either in writing, or verbally followed by written confirmation within 5 days. This right exists in addition to all other rights and privileges you may have been granted when purchasing your Wheelies.

(2)

Best Efforts. You agree that you will at all times faithfully, honestly and diligently perform your obligations under this Agreement and that you will continuously exert, during the full term of this Agreement, your best reasonable efforts to promote and enhance the business of the Franchise and the goodwill of the Marks and the System.

(3)

Independent Contractor. You and we agree that this Agreement creates an arm'ss-length business relationship and does not create any fiduciary, special or other similar relationship. You agree: (a) to hold yourself out to the public as an independent contractor; (b) to control the manner and means of the operation of the Franchise; and (c) to exercise complete control over and responsibility for all labor relations and the conduct of your agents and employees, including the day-to-day operations of all personell employed or contracted by you. You and your agents and employees may not: (i) be considered or held out to be our agents or employees or (ii) negotiate or enter any agreement or incur any liability in our name, on our behalf, or purporting to bind us or any of our or your successors-in- interest. Without in any way limiting the preceding statements, we do not exercise any discretion or control over your employment policies or employment decisions. All employees of the Franchise are solely your employees and you will control the manner and means of the operation of the Franchise. No actions you, your agents or employees take will be attributable to us or be considered to be actions obligating us.

(4)

Operation. You agree that you will continuously, from the date you begin offering deliveries to the public, operate the Franchise 7 days a week, 365 days a year during the standard operating hours for the Region as defined by written correspondence from the Company. You further agree to operate the Franchise in a manner reasonably calculated to produce the maximum volume of delivery fees and net sales (as defined in Section 7C of this Agreement) and to help establish and maintain a high reputation for Yes.

C.

Rights Reserved by Company. We retain the right, subject to the exercise of good faith, in our sole and absolute discretion, to: (i) operate and grant to others the right to operate, Yes delivery services using the System or the Marks in regions that may overlap, in whole or in part, with the Region; (ii) operate, and grant to others the right to operate retail and delivery services under other trade names, trademarks, service marks and commercial symbols different from the Marks, notwithstanding the fact that such retail and delivery services may be the same as or similar to Yes delivery services; and (iii) sell products identified by the Marks or by other trademarks in any channel of distribution.

2. TRAINING

Prior to the beginning commercial deliveries of the Franchise you agree to undergo training in the operation of Yes delivery services. We will require similar training for all successive supervisors of the Franchise. You may provide this training to your successors at our discretion. No person shall be permitted to supervise the Franchise until the training has been completed. The training program will include classroom instruction and field training and will be furnished at our training facilities in Pathumthani, Thailand or at any other mutually convenient facility, and will last for such duration as we determine to be necessary. This training must be completed to our reasonable satisfaction. If we, at our sole discretion, determine any Franchise supervisor unable to complete the training program satisfactorily, upon our request you agree to hire, as soon as practicable, a replacement who must complete our training program to our reasonable satisfaction. By giving you prior written notice, we will have the right to require attendance at any refresher or supplemental training program by you or any Franchise supervisor. The training will be conducted in the English language. If you or any supervisor is unable to read, write and understand the English language, you may provide an interpretor at your expense.

No tuition charge will be made for required initial training programs. You will be responsible for the travel, local transportation, lodging and meal expenses, and compensation of yourself and your supervisors incurred while attending the training program and any refresher or supplemental training programs we offer to you or require you or such persons to attend. Reasonable charges may be made by us for training materials and we may require you to purchase certain equipment to be used in such training.

3. GUIDANCE

A.

Guidance and Assistance. We will furnish guidance to you with respect to (i) methods of locating and certifying vendors and products, (ii) specifications, standards and operating procedures utilized by Yes delivery services, (iii) development and implementation of local advertising and promotional programs, (iv) customer ordering software, methods and utilities for customer service, and Yes administration software, and (v) general operating and management procedures.

In our discretion, we will furnish this guidance and assistance to you in the form of our confidential operations manual, bulletins, written reports and recommendations, electronic mail or other written or electronic materials (all of which are hereinafter referred to as the "Operations Manual"), inspection reports for the Franchise, refresher training programs and/or telephonic consultations at our offices or at another location. If you request, we will furnish additional guidance and assistance relative to the operation of Yes delivery services at per diem fees at charges we establish from time to time. If special training of Franchise personnel or other assistance in operating the Franchise is requested by you, and must take place at any location other than our offices, all our expenses for such training, including a per diem charge and travel, local transportation, lodging and meal expenses for our personnel, must be paid by you.

B.

Operations Manual. We will loan to you during the term of the Franchise one (1) copy of the Operations Manual which may consist of multiple parts and/or volumes. The Operations Manual will contain mandatory and suggested specifications, standards and operating procedures that we prescribe from time to time for Yes delivery services and information relative to your obligations under this Agreement and in the operation of the Franchise. We may modify the Operations Manual from time to time to reflect changes in the specifications, standards and operating procedures of the Franchise, to disclose information concerning new Products and services which we may develop for sale through Yes, to specify types, brands and models of equipment which you must utilize to produce and sell such new Products and services, and to specify changes in the format, image, Products, services and operation of the Franchise. You must keep your copy of the Operations Manual current by immediately inserting all modified pages we furnish to you and destroying the then obsolete pages. In the event of a dispute relative to the contents of the Operations Manual, the master copies we maintain at our principal office will be controlling. You may not at any time copy any part of the Operations Manual, disclose any part of it to employees or others not having a need to know its contents for purposes of operating the Franchise, or permit its removal from your primary base of operations without our prior approval. In the event a new version of the Operations Manual is provided to you, you must immediately return the then obsolete version to us. To the extent the Operations Manual contains any specification, standard or operating procedure concerning the operation of the Franchise, such provision shall be deemed to be incorporated into this Agreement, unless such provision conflicts with applicable laws or ordinances.

4. MARKS

A.

Goodwill and Ownership of Marks. You acknowledge that we have the right to license the Marks, that the Marks are represented to be valid, and that your right to use the Marks is derived solely from this Agreement and is limited to your operation of the Franchise pursuant to and in compliance with this Agreement and all applicable standards, specifications and operating procedures we prescribe from time to time during the term of the Franchise. Any unauthorized use of the Marks by you will constitute a breach of this Agreement and may constitute an infringement of our rights in and to the Marks. You acknowledge and agree that all of your usage of the Marks and any goodwill established by your use of the Marks will inure to our exclusive benefit, and that this Agreement does not confer any goodwill or other interests in the Marks upon you (other than the right to operate the Franchise in compliance with this Agreement). All provisions of this Agreement applicable to the Marks will apply to any other trademarks, service marks and commercial symbols we later develop, authorize and license you to use.

B.

Limitations on Franchisee's Use of Marks. You agree to use the Marks as the sole trade identification of the Franchise. You must also identify yourself as the independent owner of the Franchise in the manner we reasonably prescribe. You must not use any Mark as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols (other than logos and additional trade and service marks we license to you under this Agreement), or in any modified form, nor may you use any Mark in connection with the performance or sale of any unauthorized services or products or in any other manner we have not expressly authorized in writing. You must prominently display the Marks in the manner we reasonably prescribe during delivery and in connection with advertising and marketing materials. You must not employ any of the Marks in signing contracts, applications for licenses or permits, or in any manner that may imply our responsibility for, or result in our liability for, any of your indebtedness or obligations, nor may you use the Marks in any way not authorized herein. You further agree to give such notices of trade and service mark registrations as we specify, and you must obtain such fictitious or assumed name registrations as may be required under applicable law.

C.

Notification or Infringements and Claims. You agree to immediately notify us of any apparent infringement of or challenge to your use of any Mark, or claim by any person of any rights in any mark. You agree not to communicate with any person other than us, your counsel and our counsel in connection with any such infringement, challenge or claim. We will have sole discretion to take such action as we deem appropriate in connection with any infringement, challenge or claim, and the right to exclusively control any settlement, litigation or U.S. Patent and Trademark Office or other proceeding arising out of the alleged infringement, challenge or claim or otherwise relating to any Mark. You agree to execute any and all instruments and documents, render such assistance and do such acts and things as may, in the opinion of our counsel, be necessary or advisable to protect and maintain our interest in any litigation or other proceeding or to otherwise protect and maintain our interest in the Marks.

D.

Discontinuance of Use of Marks. If it becomes advisable at any time in our reasonable judgment to modify or discontinue use of any Mark and/or for the Franchise to use one (1) or more additional or substitute trade or service marks, you agree, at your expense, to comply with our directions to modify or otherwise discontinue the use of such Mark, and/or use one (1) or more additional or substitute trade or service marks, within a reasonable time after we give you notice.

E.

Indemnification of Franchisee. We agree to indemnify you against, and to reimburse you for, and to our option, to defend you against, all damages for which you are held liable in any proceeding arising out of your use of the Marks, pursuant to and in compliance with this Agreement, and for all costs you reasonably incur in the defense of any such claim brought against you or in any such proceeding in which you are named as a party, including reasonable attorney's fees, provided that you have timely notified us of such claim or proceeding and you have otherwise substantially complied with this Agreement. We have the right to approve any counsel employed by you in the defense of any such claim, and in the event we elect to defend any such claim, the fees and expenses of any separate counsel employed by you shall not be reimbursable.

5. RELATIONSHIP OF PARTIES/INDEMNIFICATION

A.

No Liability for Acts of Other Party. You agree that you will not employ any of the Marks in signing any contract, check, legal obligation, application for any license or permit, or in a manner that may imply that we are responsible, or which may result in liability to us for, any of your indebtedness or obligations. You further agree not to use the Marks in any way not expressly authorized by this Agreement. Except as expressly authorized in writing, neither we nor you may make any express or implied agreements, warranties, guarantees or representations, or incur any debt in the name of or on behalf of the other, or represent that our relationship is other than franchisor and franchisee, and neither we nor you will be obligated by or have any liability under any agreement or representations made by the other that are not expressly authorized in writing. We will not be obligated for any damages to any person or property directly or indirectly arising out of the operation of the Franchise or your business.

B.

Taxes. You agree that except for taxes which we are required to collect from you in connection with any items you may purchase from us, we will have no liability for any sales, use, service, occupation, excise, gross receipts, income, property or other taxes, whether levied upon you, the Franchise, your property, use or the royalty fees which you pay to us, in connection with the sales made or business conducted by you. Payment of all such taxes will be your responsibility.

C.

Indemnification. You agree, during and after the term of the Agreement, to indemnify, defend and hold us, our affiliated entities, and their and our shareholders, directors, partners, officers, employees, agents, representatives, successors and assignees harmless against and reimburse the Indemnities for all claims, obligations and damages descried in Section 5A, any and all claims arising out of the use of the Marks in any manner not in accordance with this Agreement and all losses, liabilities, claims, taxes, demands, damages, causes of action, governmental inquiries and investigations, costs and expenses, including reasonable attorneys' and accountants' fees, consequently, directly and indirectly incurred, arising from, as a result of, or in connection with the operation of the Franchise or any of your actions, errors, omissions, breaches or defaults under this Agreement or any acts or omissions alleged or proven to be a result of your negligence or willful misconduct. Except as provided above, the Franchisor and you shall indemnify, defend and hold each other harmless from claims, demands and causes of action asserted against the indemnitee by any person for personal injury or death or for loss of or damage to property and resulting from the indemnitor's active or passive negligence or willful misconduct. Where such injury, death, loss or damage is the result of joint active or passive negligence or willful misconduct, the duty of indemnification shall be in proportion to the allocable share of the joint active or passive negligence or willful misconduct. For purposes of this indemnification, "claims" shall mean and include all obligations, actual and consequential damages, expenses, losses, costs and other liabilities reasonably incurred in the defense of any claim against the Indemnities, including without limitation reasonable accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel, lodging and meal expenses incurred in litigation or preparation for litigation, whether or not litigation is filed. If the indemnities reasonably conclude that their interests are not being adequately represented by your counsel, the indemnities will have the right to employ their own attorneys to defend any claim against them in the manner they deem appropriate or desirable in their sole discretion, and the indemnification hereunder shall apply to and include the costs incurred in any such defense. The obligation to indemnify the indemnities will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

6. CONFIDENTIAL INFORMATION

A.

Information. We possess certain confidential and proprietary information and trade secrets consisting of, but not limited to, the following categories of information, methods, techniques, procedures and knowledge we have developed (collectively, the "Confidential Information"):

	(1)	methods and procedures related to the development and operation of Yes delivery services, whether contained in the Operations Manual or otherwise;

	(2)	knowledge of test programs, concepts and results relating to the planning, development and testing of the Yes System and all Yes software;

	(3)	sources of purchase of products for delivery by Yes delivery services;

	(4)	marketing programs and image;

	(5)	methods, techniques, specifications, procedures, information, systems and knowledge of and experience in the development, licensing and operation of the Yes System; and

	(6)	customer service and administration software used in the implementation of the Franchise.

B.

Disclosure. We will disclose the Confidential Information to you during training, in the Operations Manual and training manuals, and in guidance and assistance furnished to you during the term of this Agreement. You may also learn additional Confidential Information and trade secrets of ours during the term of this Agreement. You acknowledge and agree that you will not acquire any interest in the Confidential Information, other than the right to utilize it in the operation of the Franchise, and that the use of the Confidential Information in any other business, or the disclosure of the Confidential Information to any other person or entity, would constitute an unfair method of competition with us and other Yes licensees. We claim that the Confidential Information, which we have invested a substantial amount of money and time in developing, is a valuable asset of ours, includes trade secrets of ours, and will be disclosed to you solely on the condition that you agree, and you do hereby agree, that you:

	(1)	will not use the Confidential Information in any other business or capacity;

	(2)	will maintain the absolute secrecy and confidentiality of the Confidential Information during and after the term of this Agreement (except as authorized by this Agreement);

	(3)	will not make unauthorized copies of any portion of the Confidential Information which is in written, audio, video or other reproducible form; and

(4)

will adopt and implement all reasonable procedures we prescribe from time to time to prevent unauthorized use or disclosure of the Confidential Information, including requiring all Franchise supervisors and other employees who have access to the Confidential Information to execute confidential agreements in the form we approve or prescribe prior to or during their employment.

Notwithstanding anything to the contrary contained in this Agreement, the restrictions on your disclosure and use of Confidential Information will not apply to the following: (i) information, processes or techniques which are or become generally known in the industry, other than through disclosure (whether deliberate or inadvertent) by you; and (ii) disclosure of Confidential Information in judicial or administrative proceedings to the extent that you are legally compelled to disclose such information, provided that you have used your best reasonable efforts, and have afforded us the opportunity, to obtain an appropriate protective order or other assurance satisfactory to us of confidential treatment of the information required to be so disclosed.

C.

Disclosure to us. You will fully and promptly disclose to us, all ideas, concepts, names of vendors, names of suppliers, methods and techniques relating to the development and/or operation of the Franchise, conceived or developed by you and/or your employees during the term of this Agreement. You acknowledge that such ideas, concepts, names of vendors, names of suppliers, methods and techniques shall be our sole property, and you shall not be entitled to any compensation whatsoever for the same.

7. FEES

A.

Initial Franchise Fee. The initial franchise fee for your fleet franchise in a region with negligible for hire motorcycle transport is twenty five thousand dollars ($25,000.00). The Fee is to be paid in full upon execution of this agreement.

B.

Royalty Fee. After 12 months from the first commercial Yes delivery by the Franchise, you agree to pay to us a royalty fee equal to five percent (5%) of the Delivery Fee and Net Sales (as defined in Subsection C of this Section) of the Franchise. The royalty fee shall be payable by electronic funds transfer not later than the 21st day after the end of each calendar month, based on Delivery Fee Sales for the prior month. No default may be declared for late payment of the royalty or marketing fees unless and until seven (7) days have elapsed from the date the payment was due.

C.

Definition of Delivery Fee and Net Sales. As used in this Agreement, the term "Delivery Fee and Net Sales" shall mean gross proceeds of all delivery fees, plus the net proceeds of the difference between the purchase price of any products or merchandise and the selling price of those products and merchandise in the Yes System, whether cash or credit, and without reference to the means of collection or discount rate associated with any payment. Coupons, promotions or other mechanisms that have prior, written approval of the Company shall not be included in Delivery Fee and Net Sales.

D.

Interest on Late Payments. All royalty fees, Marketing Fund contributions (as described in Section 9 of this Agreement), amounts due for your purchases from us or our subsidiaries or affiliates, and other amounts which you owe to us or our subsidiaries or affiliates will bear interest beginning on the date due at the highest applicable legal rate for open account business credit, not to exceed one and one-half percent (1.5%) per month. This Section 7D does not constitute an agreement on our part to accept payments from you after the payments are due or our commitment to extend credit to, or otherwise finance your operation of, the Franchise. Further, you acknowledge that your failure to pay all amounts when due may constitute grounds for termination of this Agreement, as provided in Section 14 of this Agreement, notwithstanding the provisions of this Section 7D.

E.

Application of Payments. Notwithstanding your designation, we will have sole discretion to apply any of your payments to any of your past due indebtedness for initial or royalty fees, Marketing Fund contributions, purchases from us or our subsidiaries or affiliates, interest or any other outstanding indebtedness in such order and amounts as we may elect. The acceptance of a partial or late payment will not constitute a waiver of any of our rights or remedies contained in this Agreement.

8. OPERATIONS

A.

Sales and Pricing. Unless otherwise authorized by the Company in writing, all sales of the Franchise must take place through the Franchisor's Yes customer software platform. All pricing for products and delivery fees must be approved by the Company and must be reasonably in line with prices and fees charged in the Region for similar products and deliveries.

B.

Approved Products and Suppliers. The reputation and goodwill of Yes is based upon, and can be maintained only by, the efficient delivery of high quality products in a professional and appealing manner. We have developed a standardized list of global commodities that should be procurable in any region, subject to local customs and laws. Beyond this, each region has a list of local, specialty products that may be included in the Yes retail application, provided they are designated appropriately and of sufficient popularity. As a franchise operator, you agree to:

(1)

identify reliable, quality vendors and outlets for global, standardized Yes products. You must submit the list of vendors and pricing to the Franchisor for approval. Where a standard product is not readily available in the region, you agree to work with the Franchisor to identify an acceptable substitute.

(2)

provide up to date pricing for all items sold by the Yes retail application in your region. In the case of large pricing movements, it occasionally may be necessary to temporarily suspend items until pricing can be stabalized, or in the case of sales, temporary promotional pricing may be offered through the Yes application.

(3)

submit a list of local, specialty products you identify as being popular within the region for inclusion in the Yes retail software. Such submissions must be accomompanied by a feasibility and availability study as well as the proposed pricing. The exact details required of the study will be included in the Operations Manual, and may be changed from time to time at the discretion of the Company.

C.

Market Research. We may, from time to time, conduct market research and testing to determine consumer trends and the marketability of new products and services. You agree to cooperate and assist us by participating in our consumer surveys and market research programs, test marketing new products and services through the delivery system and providing us with timely reports and other relevant information regarding such customer surveys and market research.

You may from time to time conduct your own market research and testing to determine consumer trends and the marketability in the Region. Prior to undertaking such market research or testing, you agree to provide us with written notice no less than thirty (30) days prior to the commencement of such research or testing for our approval of such research or testing, which approval shall not be unreasonably withheld.

D.

Specifications, Standards and Procedures. You acknowledge that the operation of the Franchise in compliance with our high standards is important to us and all other Yes licensees. You agree to cooperate with us by maintaining our high standards in the operation of the Franchise. You further agree to comply with all mandatory specifications, standards and operating procedures relating to appearance, function, safety, business hours, delivery services, products, format and image, including equipment, logos, and signage of Yes delivery services. Mandatory specifications, standards and operating procedures we prescribe from time to time in the Operations Manual, or otherwise communicate to you in writing, will constitute provisions of this Agreement as if fully set forth in this Agreement unless such provisions conflict with applicable laws or local ordinances. All references to this Agreement include all such mandatory specifications, standards and operating procedures. You agree that the Franchise will conduct business in the ordinary course seven days a week (excluding holidays we specify if any) and minimum operating hours per day that we will specify to you in writing. You acknowledge that approved hours may vary from one locality to another depending on conditions in the market that may affect the practicality of Yes retail delivery services, and agree to accept the Company's opinion on minimum hours within the Region. You may operate beyond these hours at your discretion by submitting your written intention to the Company and receiving approval from the Company, however once approved such hours must be maintained for a minimum of 6 months. Special operating hours for holidays and special events may be requested by you and approved at any time by the Company in writing for any period provided such special hours are properly advertised to Yes customers.

E.

Compliance with Laws and Good Business Practices. You agree to secure and maintain in force in your name all required licenses, permits and certificates relating to the operation of the Franchise. You further agree to operate the Franchise in full compliance with all applicable laws, ordinances and regulations, including, without limitation, all government regulations relating to health and sanitation, workers' compensation insurance, unemployment insurance and withholding and payment of all income taxes, social security taxes, health fund taxes, sales taxes, and value added taxes. All of your advertising must conform to applicable legal standards, be in good taste in our reasonable judgment and conform to the highest standards of ethical advertising. You agree that in all dealings with us, your customers, suppliers and public officials, you will adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct. You agree to refrain from any business or advertising practice which may be injurious to our business or to the goodwill associated with the Marks and other Yes licensees.

You agree to notify us, by telephone within seventy-two (72) hours followed within five (5) days by written notification, including copies of any pleadings or process received of: (i) the commencement of any action, suit or proceeding relative to the Franchise; (ii) the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality which may adversely affect the operation or financial condition of the Franchise; and (iii) any notice of violation of any law, ordinance or regulation relating to health or safety. You agree that you will not accept service of process for us and on our behalf.

F.

Management and Personnel. You agree that at all times you will employ on terms reasonably satisfactory to us a General Manager (the "Manager") who shall have principal operational responsibility for the Franchise and who shall have such qualifications and experience as we shall reasonably require and who shall have completed our training program. You agree to hire all employees to maintain a neat and clean appearance and to conform to the standards of dress and/or uniforms that we specify from time to time for Yes delivery personell. You shall not recruit or hire any of employee of the Company nor any employees of any Yes franchise operated by us or by a Yes licensee without obtaining our prior written permission or the prior written permission of the other licensee unless six months have expired since such employee's termination of employment with us or the licensee.

G.

Insurance. During the term of the Franchise, you agree to comply with all insurance requirements related to the Franchises's operations and to maintain in force at all times, under policies of insurance issued by carriers we have approved:

(1)	employer's liability and workers' compensation insurance as prescribed by applicable law; and

(2)

comprehensive general liability insurance (with products, completed operations and contractual liability and independent contractors coverage) and comprehensive motor vehicle liability insurance (for owned and non-owned vehicles) against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the operation of the Franchise (or otherwise in conjunction with your conduct of business pursuant to this Franchise) under one (1) or more policies of insurance, each on an occurrence basis, with single-limit coverage for personal and bodily injury, death and property damage of at least three hundred thousand USD, ($300,000.00) (or such other amount as we may reasonably require), with no less than a one million USD ($1,000,000.00) umbrella liability policy in force. The insurance may be specified directly in USD or indirectly in a local currency of the Region. If a local currency is used, the exchange rate will be recalculated once every 12 months to arrive at an appropriate value;

We may periodically change the amounts of insurance you will be required to maintain, and we may require different or additional kinds of insurance at any time, including excess liability insurance, to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards, or other relevant changes in circumstances. Each insurance policy must name us as an additional insured and must provide for thirty (30) days' prior written notice to us of any material modification, cancellation, termination or expiration of such policy.

Prior to the expiration of the term of each insurance policy, you agree to furnish us with a certificate of insurance or with a certified copy of each renewal or replacement insurance policy you will maintain for the immediately following term and evidence of the payment of the premium for the insurance policy. If you fail or refuse to maintain required insurance coverage, or to furnish satisfactory evidence of required insurance coverage and payment of the premiums we, at our option and in addition to our other rights and remedies under this Agreement, may obtain the required insurance coverage on your behalf. You must cooperate fully with us in our effort to obtain such insurance policies, promptly execute all forms or instruments required to obtain or maintain such insurance and pay to us, on demand any costs and premiums we incur.

Your obligations to maintain insurance coverage as described above will not be affected in any manner by reason of any separate insurance we maintain, nor will the maintenance of insurance relieve you of any obligation under Section 5 of this Agreement.

9. MARKETING

You agree that because of the value of advertising to the goodwill and public image of Yes, we may maintain and administer a marketing fund (the "Marketing Fund") for the marketing program that we deem necessary or appropriate, in our sole discretion. After 12 months from the first commercial Yes delivery, you agree to contribute to the Marketing Fund one percent (1%) of Delivery Fees and Net Sales of the Franchise calculated in the same manner as, and payable monthly together with, the royalty fees due under this Agreement.

You agree that we will direct all marketing programs financed by the Marketing Fund, and we will have sole discretion over the creative concepts, materials and endorsements used in the programs, and the geographic, market and media placement and allocation of the programs. You agree that the Marketing Fund may be used to pay the costs of preparing and producing video, audio and written advertising materials; administering multi- regional advertising programs, including, without limitation, purchasing direct mail and other media advertising, and employing advertising agencies to assist therewith; supporting public relations, market research, and menu development; and other advertising and marketing activities that we, in our sole discretion, deem appropriate.

The Marketing Fund will be accounted for separately from our other funds and will not be used to defray any of our general operating expenses, except for such reasonable salaries, administrative costs and overhead as we may incur in activities reasonably related to the administration of the Marketing Fund and its marketing programs including, without limitations, conducting market research and development, preparing advertising and marketing materials, and collecting and accounting for contributions to the Marketing Fund (including, but not limited to, attorneys' and accountants' fees and other expenses of litigation). You agree that we may spend in any fiscal year an amount greater or less than the aggregate contribution of all Yes retail delivery Franchise operators to the Marketing Fund in that year and the Marketing Fund may borrow from us or from other lenders to cover deficits of the Marketing Fund or cause the Marketing Fund to invest any surplus for future use by the Marketing Fund. You authorize us to collect for the Marketing Fund any advertising or promotional monies or credits offered by any supplier based upon your purchases. All interest earned on monies contributed to the Marketing Fund will be used to pay the expenses of the Marketing Fund incurred in advertising and promotion, including the reasonable administrative expenses related thereto before other assets of the Marketing Fund are expended. We have the right to cause the Marketing Fund to be incorporated or operated through a separate entity at such time as we deem appropriate, and if we do so, that entity will have all of our rights and duties pursuant to this Section 9.

You understand and acknowledge that the Marketing Fund is intended to enhance recognition of the Marks and patronage of Yes and Yes proprietary branded products. Although we will endeavor to utilize the Marketing Fund to develop advertising and marketing materials and programs, and to place advertising that will benefit all Yes franchises, we undertake no obligation to ensure that expenditures by the Marketing Fund in or affecting any geographic area are proportionate or equivalent to the contributions to the Marketing Fund by Yes franchises operating in that geographic area or that any Yes franchise will benefit directly or in proportion to the contributions to the Marketing Fund from the development of advertising and marketing materials or the placement of advertising. Except as expressly provided in Section 9, we assume no direct or indirect liability or obligation to you with respect to our maintenance, direction or administration of the Marketing Fund. You acknowledge that we have the right, and you hereby authorize us, to settle or otherwise compromise all disputes with regard to the Marketing Fund.

10. REPORTS, FINANCIAL STATEMENTS AND FINANCIAL CONDITION

A.

Reporting by Franchisee. Unless otherwise agreed to by us in writing, you agree to adopt the Company's financial and operational reporting chart of accounts format, as set forth in the Operations Manual or otherwise furnished to you, which may be amended from time to time. You also agree to maintain accurate books of account, governmental reports, register tapes, guest checks, daily reports and complete copies of all federal and state income tax returns, property and sales and use tax returns. Such records, reports and returns must be preserved for such periods of time as are reasonably specified by us from time to time in the Operations Manual or otherwise but not less than the minimum time prescribed by applicable law.

With respect to the operation and financial condition of the Franchise, you agree to furnish us, in the form we from time to time prescribe:

(1)

by the tenth (10th) day of each month for the preceding calendar month, a report of the Delivery Fees and Net Revenues of the Franchise, other revenues generated by the Franchise, and other information which we may reasonably request that may be useful in connection with our marketing and other legitimate functions. This report must also include a statement computing amounts then due for royalty fees and Marketing Fund contributions and be certified by you or by your chief executive or financial officer;

(2)	by the twentieth (20th) day of each month for the preceding calendar month, a profit and loss statement for the Franchise and be certified by you or by your chief executive or financial officer;

(3)	upon our request, such other data, information and supporting records for such periods as we from time to time reasonably require; and

(4)

within one hundred twenty (120) days after the end of your fiscal year, a fiscal year-end balance sheet, income statement and statement of changes in financial position (cash flow) of the Franchise for such fiscal year, reflecting all year-end adjustments (audited if available) and a statement of annual Delivery Fees, Gross Revenues and Net Revenues certifying that your Delivery Fees and Net Revenues for the immediately preceding fiscal year have been calculated and reported in compliance with the terms of this Agreement, each of which shall be certified by you or by your chief executive or financial officer.

B.

Delinquency. If at any time you are delinquent in the payment of any amount owed to us or our affiliates, you agree: (i) upon our request, to furnish us income statements and balance sheets for such periods and as of such dates and all in such detail as we may request, for you and each entity affiliated with you, whether or not such entity conducts any business with the Franchise, (ii) that we may directly contact any lender, lessor, supplier or vendor for the purpose of obtaining information relating to the Franchise and any financial arrangements and you hereby authorize such persons to disclose all such information to us and, if you are an entity, you agree that we may contact any of your officers, directors, shareholders or partners for any purpose reasonably related to your undertakings contained in this Agreement and (iii) to furnish, at our request, books of account, governmental reports, register tapes, guest checks, daily reports and complete copies of federal and state income tax returns, property and sales and use tax returns.

11. INSPECTIONS AND AUDITS

A.

Company's Rights to Inspect Operations. To determine whether you and the Franchise are complying with this Agreement, and with specifications, standards and operating procedures we prescribe for the operation of Yes, we or our agents will have the right, at any reasonable time, to:

(1)	inspect the operations of the Franchise;

(2)	observe and video tape the operations of the delivery drivers for such consecutive or intermittent periods as we deem necessary;

(3)	interview personnel of the Franchise;

(4)	interview customers of the Franchise; and

(5)	inspect and copy any books, records and documents relating to the operation of the Franchise.

You agree to fully cooperate with us in connection with any such inspections, observations, video taping, and interviews. You agree to present to your customers any evaluation forms we periodically prescribe and to participate and/or request your customers to participate in any surveys performed by us or on our behalf.

B.

Company's Right to Audit. We have the right at any time during the business hours, and without prior notice to you, to inspect and audit, or cause to be inspected and audited, the business records of the Franchise and the books and records and tax returns of any entity which holds the Franchise granted under this Agreement. You must fully cooperate with our representatives and any independent accountants that we hire to conduct any such inspection or audit. If any such inspection or audit discloses an understatement of the Delivery Fees and Net Sales of the Franchise, you agree to pay to us, within fifteen (15) days after receipt of the inspection or audit report, the royalty fees and Marketing Fund contributions due on the amount of such understatement, plus interest (at the rate and on the terms provided in Section 7D of this Agreement) from the date originally due until the date of payment. Further, in the event such inspection or audit is made necessary due to your failure to furnish us with reports, supporting records, other information or financial statements, as required by this Agreement, or to furnish such reports, records, information or financial statements on a timely basis, or if an understatement of Delivery Fees and Net Sales for the period of any audit is determined by any such audit or inspection to be greater that two percent (2%), you agree to reimburse us promptly upon notice for the cost of the inspection or audit, including, without limitation, the charges of attorneys and independent accountants, and the reasonable travel, lodging and meal expenses and applicable per diem charges for our employees. The forgoing rights will be in addition to all other remedies and rights that we may have under this Agreement or under applicable law.

12. TRANSFER OF FRANCHISE

A.	By Company. This Agreement is fully transferable by us and will inure to the benefit of any transferee or other legal successor to our interests in this Agreement.

B.

Franchisee May Not Transfer Without Approval of Company. The rights and duties created by this Agreement are personal to you. We have granted the Franchise to you in reliance upon the individual and collective character, skill, aptitude, attitude, and business ability of the persons who will be engaged in the ownership and management of the Franchise, your financial capacity and the representations and warranties made to us in the application and the Commitment Agreement, if applicable, and the representations, warranties and covenants contained in this Agreement. Accordingly, neither this Agreement nor the Franchise (or any interest therein), nor any part or all of the ownership of Franchisee (if an entity), may be transferred, directly or indirectly, except by operation of legal merger with your corporate parent or other affiliate (subject to the successor merged entity having a net worth equal to the net worth of the Franchisee and corporate parent on the effective date hereof) without our prior written approval, and any attempted transfer without our prior written approval will constitute a breach of this Agreement and convey no rights to or interests in this Agreement or the Franchise. As used in this Agreement the term "transfer" means and includes the voluntary, involuntary, direct or indirect assignment, sale, gift, pledge, grant of security interest or other transfer by you of any interest in: (i) this Agreement or any related agreement between you and us; or (ii) the Franchise. This Section 12B shall not apply to any interest in the Franchise conditionally transferred to any bona fide lender as collateral security for any loans to you or to any financing or refinancing structured as a sale-leaseback, provided that upon the sale of the Franchise, it is simultaneously leased back pursuant to a Lease Agreement which is subject to our rights under this Agreement.

C.

Right of First Refusal. If at any time during the term of this Agreement and for a period of one (1) year thereafter, any interest in this Agreement or the Franchise is proposed to be sold, the seller shall obtain a bona fide, executed, written offer from a responsible and fully disclosed purchaser and shall submit an exact copy of such offer to us along with any other information that we may reasonably request to evaluate the offer and the identity of the proposed purchaser shall be disclosed to us. We shall have the right, exercisable by written notice delivered to you within thirty (30) days after the date of delivery of an exact copy of such offer and all requested information to us, to purchase such interest for the price and on the terms and conditions contained in such offer. Regardless of the terms of the offer, we may, in our discretion, structure the transaction as an asset purchase, rather than a stock purchase and to substitute cash for securities or other property as consideration. If less than the entire interest in this Agreement or the Franchise is proposed to be sold, we shall have the right to purchase the entire interest for a price equal to the proposed price plus a pro-rata increase based on the value of the interest to be purchased. Our credit shall be deemed equal to the credit of any proposed purchaser and we shall have not less than ninety (90) days to prepare for closing. We shall be entitled to all representations and warranties given by the seller to the proposed buyer. We shall not be obligated to pay any finder's or broker's fee or commission.

If we do not exercise our right of first refusal, the sale or other transfer may be completed pursuant to and on the terms of such offer, subject to our approval of the transfer as otherwise provided in this Agreement; provided, however, that if the proposed sale or other transfer is not completed within one hundred eighty (180) days after delivery of such offer to us, or if there is any change in the terms of the proposed transaction, we shall have an additional right of first refusal for an additional thirty (30) days.

Our right of first refusal shall not apply to the sale or transfer of an interest in this Agreement or the Franchise, to a member of Franchisee's immediate family or, if Franchisee is an entity, between or among the owners of Franchisee or their affiliates provided that such transfer is otherwise permissible under this Agreement.

D.

Conditions for Approval of Transfer. The proposed transferee and its owners (if the proposed transferee is an entity) must meet our then applicable standards for Yes licensees. In addition, if the transfer is one of a series of transfers which in the aggregate constitute the transfer of the Franchise, all of the following conditions must also be met prior to, or concurrently with, the effective date of the transfer:

(1)	the transferee must have sufficient business experience, aptitude and financial resources to operate the Franchise;

(2)

prior to the effective date of the transfer, you or the transferee must pay all royalty fees, Marketing Fund contributions and all other amounts owed to us or our subsidiaries and affiliates, which are then due and unpaid, and cure all defaults under this Agreement or any other agreement between you and us to our satisfaction (or make provision for their cure satisfactory to us);

(3)	the transferee and its management personnel must have completed our training program to our satisfaction;

(4)

the transferee must apply for a new license agreement in accordance with our then current standards for a term equal to the remaining term of this Agreement or for a full term. If the application is approved, we and the transferee will enter into a commitment agreement to govern the operation of the Franchise until commencement of the new license agreement, provided that the transferee upgrades and modernizes the Franchise to our then-current standards and meets the other requirements of the commitment agreement;

(5)	you or the transferee must pay us the then current transfer fee to defray expenses incurred by us in connection with the transfer;

(6)

you, your owners, officers and directors must execute a general release, in a form satisfactory to us, of any and all existing claims against us, our subsidiaries and affiliates, and our and their officers, directors, partners, employees and agents;

(7)

we must approve the material terms and conditions of such transfer, including, without limitation, our determination that the price and terms of payment are not so burdensome as to adversely affect the subsequent operation or financial results of the Franchise;

(8)	you and any guarantors must execute a non-competition covenant in favor of us and the transferee, containing the terms contained in Section 16A;

(9)	you and any guarantors must guarantee the transferee's financial obligations to us in its commitment agreement and license agreement for two years from the date of transfer.

i.	If the proposed transfer is to or among owners of you, subsection (5) of the above requirements shall not apply.

E.

Transfer to a Wholly-owned Entity. If you are in full compliance with this Agreement, we will not unreasonably withhold our approval of a transfer to an entity which conducts no business other than the Franchise, which is actually managed by you and in which you maintain management control and own and control one hundred percent (100%) of the equity and voting power of all issued and outstanding securities, provided that you guarantee, in accordance with our then current form, the performance of such transferee's obligations under this Agreement. Transfers of interests in such entity will be subject to the other provisions of this Section 12.

F.

Effect of Consent to Transfer. Our consent to a transfer of this Agreement, the Franchise, or an interest in you, will not constitute a waiver of any claims we may have against you (or your owners if you are an entity), nor shall it be deemed a waiver of our right to demand exact compliance with any of the terms or conditions of this Agreement by the transferee.

13. NOTICES

A.

Notice or Communication. Any notice or communication required or permitted hereunder shall be in writing and shall be sent by registered mail, return receipt requested, postage prepaid and addressed to the addresses set forth below or to such changed address as any party entitled to notice shall have communicated in writing to the other party.

Notices and communications to Company shall be sent to:

World Moto Inc.
131 Thai Science Park INC-1 #214
Klong 1, Klong Luang
Pathumthani, Thailand
12120

Notices and communications to Purchaser shall be sent to:

Mobile Advertising Ventures
19/125 Sukhumvit Suites, 13th Floor
Soi 13 Sukhumvit Road.
North Klongtan, Wattana,
Bangkok, Thailand
10110

Notices and communications to Purchaser shall be sent to address shown on first page of this Agreement. Any notices or communications to either party hereunder shall be deemed to have been given when deposited in the mail, addressed to the then current address of such party.

B.

Date of Effectiveness. Any such notice or communication so mailed shall be deemed delivered and effective 6 working days after mailing thereof by priority express postal courier, where a working day is to be considered based on the normal schedule of the postal service at the location of the recipient of the communication.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year indicated above.

World Moto Inc.

By: /s/ Paul Giles
       (Authorizing Officer)

Mobile Advertising Ventures Ltd.

By: /s/ Raphael Markarian
       (Authorizing Officer)